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                                                                    Exhibit 23.4




                        CONSENT OF SALOMON BROTHERS INC.



     We hereby consent to the use of our name and to the description of our opinion letter, dated October 20, 1994, under the captions "The Spacelink Transaction-Opinion of Salomon Brothers" and "The BCI Transaction--Opinion of Salomon Brothers" in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed reorganization and liquidation of Jones Spacelink, Ltd. and the sale of Intercable Class A Common Stock to Bell Canada International Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                           SALOMON BROTHERS INC.



                                           By: /s/ CAESAR SWEITZER
                                              Managing Director

New York, New York
October 21, 1994